UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
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COEUR D’ALENE MINES CORPORATION

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Fact Sheet August 2007 PALMAREJO SILVER and GOLD PROJECT

Located in Chihuahua, Mexico in the Sierra Madre Occidental mineral belt Plus two additional exploration properties in the belt Approx 1.5 hours air from Chihuahua 25 km from town of Temoris. PALMAREJO PROJECT LOCATION

PALMAREJO PROJECT MANAGEMENT During Transition At close of Due Diligence period two new committees formed to manage project during transition period: Site based Project Development Committee consisting of senior site managers from each company Corporate based Steering Committee consisting of Directors, Chairman from BSG, PJO and CDE Post Closing Appointment of GM-VP Palmarejo (Stuart Mathews) Buildup of operational management team including: Continued, focused exploration in the Palmarejo district managed by Coeur corporate Exploration

Million Tonnes Grades Grades Contained Metals Contained Metals Contained Metals Million Tonnes Au (g/t) Ag (g/t) Au (koz) Ag (Moz) Ag (Moz) Palmarejo Project (August 2007) Palmarejo Project (August 2007) Palmarejo Project (August 2007) Palmarejo Project (August 2007) Palmarejo Project (August 2007) Palmarejo Project (August 2007) Palmarejo Project (August 2007) Measured 5.4 2.22 200 384 384 34.6 Indicated 9.1 2.00 186 587 587 54.7 Inferred 4.0 1.31 138 169 169 17.9 Guadalupe (August 2007) Guadalupe (August 2007) Guadalupe (August 2007) Guadalupe (August 2007) Guadalupe (August 2007) Guadalupe (August 2007) Guadalupe (August 2007) Inferred 5.7 0.83 106 155 155 19.6 La Patria (March 2007) La Patria (March 2007) La Patria (March 2007) La Patria (March 2007) La Patria (March 2007) La Patria (March 2007) La Patria (March 2007) Inferred 3.6 1.49 35 171 171 4.0 Total 27.8 1.64 146 1,466 1,466 130.8 Source: PJO filing s on www.sedar.com *Based on 0.80 AuEq Cut-off Grade; Au Eg grams/tonne = Au grade + (Ag grade/55) PALMAREJO DISTRICT MINERAL RESOURCES - Current

MINERAL RESOURCE ESTIMATION Based on detailed compilation from plans and sections by independent Qualified Person for PJO and BSG. Mine Development Associates (Reno, NV) has prepared all NI43-101 Technical Reports Drilling: over 140,000 meters of core and reverse circulation drilling on the project. Drilling continues today Grade continuity established on 20 to 40m cross sections Historic Mining modeled by MDA and BSG. Geology Database: Regular analytical and data base QAQC procedures External, independent auditing used by PJO and BSG

Epithermal silver and gold bearing veins and breccias Mineralogy... Pyrite-argentite-electrum +- sphalerite, galena, chalcopyyrit, hematite, rhodocrosite Best veins in ... Lower volcanic series (LVS) andesite and lesser sediments Structural setting... Vein systems define NW trending graben. Palmarejo is on the NE side while Guadalup and La Patria are on the SW side. GEOLOGY

Palmarejo Trend Long NW-SE structure Dips SW Multiple ores shoots (clavos) Guadalupe Trend Long NW-SE structure Dips NE Multiple clavos La Patria Trend Higher Au:Ag Near surface potential (+200m) GEOLOGY and EXPLORATION

PALMAREJO AREA GEOLOGY

PALMAREJO AREA CROSS SECTION

METALLURGY AND PROCESSING

COEUR
THE PRECIOUS METALS COMPANY

- **Metallurgy test work:** Comprehensive & professional by multiple independent sources
- **Recovery:** Test work results are 93.8% Au / 91.7% Ag
- **Flotation & Carbon-in-Leach (CIL) process:** Appropriate methodology
- **Plant & Tailings Infrastructure Location:** Controlled by topography & spatial constraints. Design engineering well-advanced. Tails Dam Options still under consideration
- **SAG & Ball Mills:** Purchased & in transit. Approx 2.5 Mta capacity.
- **Flotation Cells, Pumps, Cyclones,Thickeners, Agitators, Power Generators** – All purchased or on-order
- **Tailings Dam:** Approved by Mexican authorities. Quality consultants used for geotechnical & design parameters. Additional water management design required.
- **Water:** Sourced from adjacent to Chinipas River & site Storage facility (1 Mill m3 capacity – under review). Pump-back from tailings Dam likely, & water dam facility under consideration
- **Plant Foundations:** Well advanced & structurally competent
- **Capital Cost:** Revised 2007 to YE 2008 = US$202 Mill

9

PROCESS PLAN SCHEMATIC (per BSG/PJO)

PROJECT DEVELOPMENT Coeur is evaluating its preferred combined open pit and underground mine plan Based on its extensive mining experience, Coeur believes that this approach will optimise production at the Palmarejo Project, delivering a wide range of opportunities: Extended mine life Reduced strip ratio Access higher grade materials earlier Flexibility to change target mining areas as new information becomes available Reduced environmental risk with less waste produced and single tailings dam Joint Coeur-Bolnisi-Palmarejo Project Development Committee ('PDC') established to oversee project development until transaction close.

STRATEGIC VALUE TO COEUR Quality, high-grade Mineral Resource Compelling fit to Coeur's global mining and processing experience. Good exploration potential on remaining tenement package Spread of sovereign risk & mine project risk A production position in Mexico in support of our current and future exploration Good regulatory & permitting climate in Mexico A foundation for future Company growth

Additional Information
The proxy statement that Coeur plans to file with the United States Securities and Exchange Commission (“SEC”) and Canadian securities regulators and mail to its shareholders will contain information about Coeur, Bolnisi, Palmarejo, the Palmarejo project, the proposed transaction and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the proposed transaction. In addition to receiving the proxy statement from Coeur by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Coeur, without charge, from the SEC’s website (www.sec.gov) and the Canadian securities regulators’ website (www.sedar.com) or, without charge, from Coeur. This announcement is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of Coeur. Coeur and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Coeur’s shareholders with respect to the proposed transaction. Information regarding any interests that Coeur’s executive officers and directors may have in the proposed transaction will be set forth in the proxy statement. The Coeur shares to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Coeur intends to issue such Coeur shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act.